Investor Relations Contacts:
Keith Terreri, Vice President - Finance & Treasurer
Jim Mathias, Director - Investor Relations
214-570-4641
investor_relations@metropcs.com

MetroPCS Reports First Quarter 2012 Results

First Quarter 2012 Highlights Include:

•	Quarterly consolidated total revenues of approximately $1.3 billion, an increase of 7% over the first quarter of 2011

•	Quarterly service revenue of approximately $1.2 billion, an increase of 10% over the first quarter of 2011

•	Adjusted EBITDA of $262 million, a decrease of 8% over the first quarter of 2011

•	Quarterly churn of 3.1%, down 60 basis points from the fourth quarter of 2011 and flat when compared to the first quarter of 2011

•	Quarterly net subscriber additions of 132 thousand, resulting in a 7% increase in total subscribers over the prior twelve month period

•	Quarterly ARPU of $40.56, an increase of $0.14 over first quarter 2011

•	Surpassed 580 thousand 4G LTE subscribers, representing over 6% of total subscribers

DALLAS (April 26, 2012) - MetroPCS Communications, Inc. (NYSE: PCS), the nation's leading provider of no annual contract, unlimited, flat-rate wireless communications service, today announced financial and operational results for the quarter ended March 31, 2012. MetroPCS reported quarterly Adjusted EBITDA of $262 million for the first quarter 2012 and ended the quarter with approximately 9.5 million subscribers.

Roger D. Linquist, Chairman and Chief Executive Officer of MetroPCS, said, “Our first quarter results highlight our continued focus on getting affordable 4G LTE smartphones into the hands of our customers. We upgraded 16% of our subscriber base, 40% of which went from a feature phone to a smartphone, and we reported churn of 3.1%, matching the all-time low for the Company. However, the significant number of upgrades at a higher promotional handset cost during the quarter, resulted in higher costs and as a result both Adjusted EBITDA and Adjusted EBITDA margins were pressured significantly.

“The wireless industry is rapidly moving towards 4G LTE and while the first quarter presented us with challenges, we believe we remain well-positioned for long-term growth and success. In wireless, speed does matter and our 4G LTE network will provide a significant enhancement in the customer experience when compared to our current 3G CDMA experience. Our service plans offer the predictability, affordability and flexibility our customers have come to expect, and with all taxes and regulatory fees included, and no contract, we believe we continue to offer the best deal in-town,” Linquist concluded.

Key Consolidated Financial and Operating Metrics

(in millions, except percentages, per share, per subscriber and subscriber amounts)

	Three Months Ended March 31,
	2012	2011	Change
Service revenues	$1,159	$1,050	10%
Total revenues	$1,277	$1,194	7%
Income from operations	$98	$145	-32%
Net income	$21	$56	-63%

Diluted EPS	$0.06	$0.15	$(0.09)

Adjusted EBITDA(1)	$262	$285	(8)%
Adjusted EBITDA as a
percentage of service revenues	22.6%	27.2%	(460 bps)

ARPU(1)	$40.56	$40.42	$0.14
CPGA(1)	$235.45	$157.28	$78.17
CPU(1)	$22.87	$19.79	$3.08
Churn-Average Monthly Rate	3.1%	3.1%	0 bps

Consolidated Subscribers
End of Period	9,478,313	8,881,055	7%
Net Additions	131,654	725,945	-82%
Penetration of Covered POPs(2)	9.3%	9.0%	30bps

(1)	For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Definition of Terms and Reconciliation of non-GAAP Financial Measures” included at the end of this release.

(2)	Number of covered POPs covered by MetroPCS Communications, Inc. network increased 2.5 million from 3/31/11 to 3/31/12 to 102 million.

Quarterly Consolidated Results

•	Consolidated service revenues of approximately $1.2 billion for the first quarter of 2012, an increase of $109 million, or 10%, when compared to the prior year's first quarter.

•	Income from operations decreased $47 million, or 32%, for the first quarter of 2012 when compared to the prior year's first quarter.

•	Net income decreased $35 million, or 63%, for the first quarter of 2012 when compared to the prior year's first quarter.

•	Adjusted EBITDA of $262 million decreased by $23 million for the first quarter of 2012, or 8%, when compared to the prior year's first quarter.

•
Average revenue per user (ARPU) of $40.56 for the first quarter of 2012 represents an increase of $0.14 when compared to the first quarter of 2011. The increase in ARPU was primarily attributable to continued demand for our Wireless for All and 4G LTE service plans offset by an increase in family plan penetration from 35% of our customer base as of March 31, 2011 to 44% of our customer base as of March 31, 2012.

•
The Company's cost per gross addition (CPGA) of $235 for the first quarter of 2012 represents an increase of $78 when compared to the prior year's first quarter. The increase is primarily driven by increased promotional activities and lower gross additions as compared to the three months ended March 31, 2011.

•
Cost per user (CPU) increased to $22.87 in the first quarter of 2012, or a 16% increase over the first quarter of 2011. The increase in CPU is primarily driven by the increase in retention expense for existing customers, costs associated with our 4G LTE network upgrade and roaming expenses associated with Metro USA. During the quarter we experienced $7.13 in CPU directly related to handset upgrades compared to $4.60 in the prior year's first quarter.

•
Churn decreased 60 basis points from 3.7% to 3.1%, when compared to the fourth quarter of 2011, and remained flat when compared to the first quarter of 2011. The sequential decrease in churn was primarily driven by continued investment in our network, aggressive retention programs, and normal seasonal trends.

Financial Guidance for 2012

For the year ending December 31, 2012, MetroPCS today reaffirms its prior guidance, originally provided on February 23, 2012. MetroPCS currently expects to incur capital expenditures in the range of $900 million to $1.0 billion on a consolidated basis for the year ending December 31, 2012.

MetroPCS Conference Call Information

MetroPCS Communications, Inc. will host a conference call to discuss its First Quarter 2012 Earnings Results at 9:00 a.m. Eastern Time (ET) on Thursday, April 26, 2012.

Date:             Thursday, April 26, 2012
Time:             9:00 a.m. ET
Call-in Numbers:     Toll free: 800-432-9830
International:         719-234-7318
Participant Passcode: 5183046

Please plan on accessing the conference call ten minutes prior to the scheduled start time.

The conference call will be broadcast live via the Company's Investor Relations website at investor.metropcs.com. A replay of the webcast will be available on the website beginning at approximately 12:30 p.m. ET on April 26, 2012.

A replay of the conference call will be available for one week starting shortly after the call concludes and can be accessed by dialing 888-203-1112 (toll free) or 719-457-0820 (international). The passcode required to listen to the replay is 5183046.

To automatically receive MetroPCS financial news by e-mail, please visit the Investor Relations portion of the MetroPCS website, investor.metropcs.com, and subscribe to E-mail Alerts.

All registered marks, including but not limited to, Wireless for All, are registered service marks of MetroPCS Wireless, Inc. All rights reserved. All other company and product names mentioned may be trademarks or registered marks of the respective companies with which they are associated.

About MetroPCS Communications, Inc.

Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of no annual contract, unlimited wireless communications service for a flat-rate. MetroPCS is the fifth largest facilities-based wireless carrier in the United States based on number of subscribers served. With Metro USA(SM), MetroPCS customers can use their service in areas throughout the United States covering a population of over 280 million people. As of March 31, 2012, MetroPCS had approximately 9.5 million subscribers. For more information please visit www.metropcs.com.

Forward-Looking Statements
This release includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. Any statements made in this release that are not statements of historical fact, including statements about our beliefs, opinions, projections, and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning the reasons for the Company's operational and financial results, our planned additions to and timing of availability of handsets and the prices for such handsets, our ability to drive profitable growth, our ability to build on our existing momentum, our guidance on capital expenditures for 2012, our views on the causes of increased churn, and statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, capital expenditures, financing needs, and other information that is not historical information. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “becomes,” “projects,” “should,” “would,” “could,” “may,” “will,” “forecast,” and other similar expressions.

These forward-looking statements are based on reasonable assumptions at the time they are made, including our current expectations, plans, beliefs, opinions and assumptions in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such times. Forward-looking statements are not guarantees of future performance or results. Actual financial results, performance or results of operations may differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to:

•	the highly competitive nature of our industry and changes in the competitive landscape;

•
the current economic environment in the United States; disruptions to the credit and financial markets in the United States; and contractions or limited growth on consumer spending as a result of the uncertainty in the United States economy;

•	our ability to manage our growth, achieve planned growth, manage churn rates, maintain our cost structure, and achieve additional economies of scale;

•	our and our competitors' current and planned promotions, marketing, sales and other initiatives and our ability to respond and support them;

•	our ability to negotiate and maintain acceptable agreements with our suppliers and vendors, including roaming arrangements;

•	the seasonality of our business and any failure to have strong customer growth in the first and fourth quarters;

•	increases or changes in taxes and regulatory fees or the services to, or the manner in, which such taxes and fees are applied;

•	the rapid technological changes in our industry, our ability to adapt, respond and deploy new technologies, and successfully offer new services using such new technology;

•
our ability to fulfill the demands and expectations of our customers, provide the customer care our customers demand, secure the products, services, applications, content and network infrastructure equipment we need, or which our customers or potential customers want, expect or demand;

•	the availability of additional spectrum, our ability to secure additional spectrum, or secure it at acceptable prices, when we need it;

•
our ability to manage our networks to deliver the services, content, service quality and speed our customers expect and demand and to maintain and increase capacity of our networks and business systems to satisfy the demands of our customers and the demands placed by devices on our networks;

•	our ability to adequately defend against suits filed by others and to enforce or protect our intellectual property rights;

•	our capital structure, including our indebtedness amounts and the limitations imposed by the covenants in our indebtedness and maintain our financial and disclosure controls and procedures;

•	our inability to attract and retain key members of management and train personnel;

•
our reliance on third parties to provide distribution, products, software content and services that are integral, used or sold by to our business and the ability of our suppliers to perform, develop and timely provide us with technological developments, products and services we need to remain competitive;

•
possible disruptions or intrusions of our network, billing, operational support, and customer care systems which may limit or disrupt our ability to provide service or cause disclosure of our customer's information and the associated harm to our customers, our systems, and our goodwill;

•	governmental regulation affecting our services and changes in government regulation, and the costs of compliance and our failure to comply with such regulations; and

•
other factors described or referenced from time to time in our quarterly report on Form 10-Q, for the quarter ended March 31, 2012, to be filed on or before May 10, 2012, as well as subsequent quarterly reports on Form 10-Q, or current reports on Form 8-K, all of which are on file with the SEC and may be obtained free of charge through the SEC's website http://www.sec.gov, from the Company's website at www.metropcs.com under the investor relations tab, or from the Company by contacting the Investor Relations department.

The forward-looking statements speak only as to the date made, are based on current assumptions and expectations, and are subject to the factors above, among other things, and involve risks, uncertainties, events, circumstances, and assumptions, many of which are beyond our ability to foresee, control or predict. You should not place undue reliance on these forward-looking statements, which are based on current assumptions and expectations and speak only as of the date of this release. All future written and oral forward looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. MetroPCS Communications, Inc. does not intend to, is not obligated to, and does not undertake a duty to, update any forward-looking statement to reflect the occurrence of events or circumstances after the date of this release, except as required by law. The results for the first quarter of 2012 may not be reflective of results for any subsequent period. MetroPCS does not plan to update nor reaffirm guidance except through formal public disclosure pursuant to Regulation FD.

MetroPCS Communications, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share information)
(Unaudited)

	March 31, 2012	December 31, 2011
CURRENT ASSETS:
Cash and cash equivalents	$1,886,238	$1,943,282
Short-term investments	329,911	299,972
Inventories	252,158	239,648
Accounts receivable (net of allowance for uncollectible accounts of $559 and $601 at March 31, 2012 and December 31, 2011, respectively)	80,973	78,023
Prepaid expenses	70,644	55,712
Deferred charges	104,777	74,970
Deferred tax assets	7,215	7,214
Other current assets	35,434	44,772
Total current assets	2,767,350	2,743,593
Property and equipment, net	4,007,177	4,017,999
Restricted cash and investments	2,076	2,576
Long-term investments	6,319	6,319
FCC licenses	2,541,657	2,539,041
Other assets	184,628	173,403
Total assets	$9,509,207	$9,482,931
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$452,025	$512,346
Current maturities of long-term debt	34,610	33,460
Deferred revenue	261,655	245,705
Other current liabilities	29,743	25,212
Total current liabilities	778,033	816,723
Long-term debt, net	4,726,077	4,711,021
Deferred tax liabilities	831,745	817,106
Deferred rents	124,784	120,028
Other long-term liabilities	90,792	90,453
Total liabilities	6,551,431	6,555,331
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.0001 per share, 100,000,000 shares authorized; no shares of preferred stock issued and outstanding at March 31, 2012 and December 31, 2011	—	—
Common stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 363,128,204 and 362,460,395 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	36	36
Additional paid-in capital	1,795,586	1,784,273
Retained earnings	1,180,422	1,159,418
Accumulated other comprehensive loss	(9,549)	(9,295)
Less treasury stock, at cost, 778,662 and 602,881 treasury shares at March 31, 2012 and December 31, 2011, respectively	(8,719)	(6,832)
Total stockholders’ equity	2,957,776	2,927,600
Total liabilities and stockholders’ equity	$9,509,207	$9,482,931

MetroPCS Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Income and Comprehensive Income
(in thousands, except share and per share information)
(Unaudited)

	For the Three Months Ended March 31,

	2012	2011
REVENUES:
Service revenues	$1,158,779	$1,050,217
Equipment revenues	117,811	144,160
Total revenues	1,276,590	1,194,377
OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense of $132,223 and $111,828 shown separately below)	388,927	341,417
Cost of equipment	458,864	409,262
Selling, general and administrative expenses (excluding depreciation and amortization expense of $20,596 and $16,867 shown separately below)	176,593	169,771
Depreciation and amortization	152,819	128,695
Loss (gain) on disposal of assets	1,120	(105)
Total operating expenses	1,178,323	1,049,040
Income from operations	98,267	145,337
OTHER EXPENSE (INCOME):
Interest expense	70,083	56,561
Interest income	(375)	(515)
Other (income) expense, net	(103)	(255)
Total other expense	69,605	55,791
Income before provision for income taxes	28,662	89,546
Provision for income taxes	(7,658)	(33,168)
Net income	$21,004	$56,378
Other comprehensive income (loss):
Unrealized gains on available-for-sale securities, net of tax of $9 and $62, respectively	17	99
Unrealized (losses) gains on cash flow hedging derivatives, net of tax benefit of $1,572 and tax of $376, respectively	(3,133)	600
Reclassification adjustment for gains on available-for-sale securities included in net income, net of tax of $12 and $65, respectively	(25)	(103)
Reclassification adjustment for losses on cash flow hedging derivatives included in net income, net of tax benefit of $1,448 and $1,780, respectively	2,887	2,877
Total other comprehensive (loss) income	(254)	3,473
Comprehensive income	$20,750	$59,851
Net income per common share:
Basic	$0.06	$0.16
Diluted	$0.06	$0.15
Weighted average shares:
Basic	362,718,613	356,988,270
Diluted	364,283,160	361,406,194

MetroPCS Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Three Months Ended March 31,

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21,004	$56,378
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	152,819	128,695
(Recovery of) provision for uncollectible accounts receivable	(107)	166
Deferred rent expense	4,792	4,094
Cost of abandoned cell sites	423	56
Stock-based compensation expense	10,156	11,284
Non-cash interest expense	1,831	1,993
Loss (gain) on disposal of assets	1,120	(105)
Gain on sale of investments	(37)	(168)
Accretion of asset retirement obligations	1,588	1,313
Deferred income taxes	14,357	32,257
Changes in assets and liabilities:
Inventories	(12,510)	(124,800)
Accounts receivable, net	(2,844)	1,250
Prepaid expenses	(14,904)	(10,306)
Deferred charges	(29,808)	(18,679)
Other assets	10,423	8,645
Accounts payable and accrued expenses	(39,803)	28,083
Deferred revenue	15,950	17,542
Other liabilities	2,454	615
Net cash provided by operating activities	136,904	138,313
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(144,016)	(187,032)
Change in prepaid purchases of property and equipment	(7,352)	(10,371)
Proceeds from sale of property and equipment	477	573
Purchase of investments	(192,415)	(162,378)
Proceeds from maturity of investments	162,500	200,000
Change in restricted cash and investments	500	—
Acquisitions of FCC licenses and microwave clearing costs	(2,584)	(1,528)
Cash used in asset acquisitions	—	(8,000)
Net cash used in investing activities	(182,890)	(168,736)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	(2,830)	52,887
Proceeds from debt issuance, net of discount	—	497,500
Debt issuance costs	—	(6,830)
Repayment of debt	(6,347)	(5,250)
Payments on capital lease obligations	(1,558)	(2,940)
Purchase of treasury stock	(1,888)	(2,456)
Proceeds from exercise of stock options	1,565	22,531
Net cash (used in) provided by financing activities	(11,058)	555,442
(DECREASE) INCREASE CASH AND CASH EQUIVALENTS	(57,044)	525,019
CASH AND CASH EQUIVALENTS, beginning of period	1,943,282	796,531
CASH AND CASH EQUIVALENTS, end of period	$1,886,238	$1,321,550

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

The Company utilizes certain financial measures and key performance indicators that are not calculated in accordance with GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company's financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows, or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Average revenue per user, or ARPU, cost per gross addition, or CPGA, cost per user, or CPU, and Adjusted EBITDA are non-GAAP financial measures utilized by the Company's management to judge the Company's ability to meet its liquidity requirements and to evaluate its operating performance. Management believes that these measures are important in understanding the performance of the Company's operations from period to period, and although every company in the wireless industry does not define each of these measures in precisely the same way, management believes that these measures (which are common in the wireless industry) facilitate key liquidity and operating performance comparisons with other companies in the wireless industry. The following tables reconcile the Company's non-GAAP financial measures with the Company's financial statements presented in accordance with GAAP.

ARPU - The Company utilizes ARPU to evaluate its per-customer service revenue realization and to assist in forecasting future service revenues. ARPU is calculated exclusive of pass through charges that the Company collects from its customers and remits to the appropriate government agencies.

Average number of customers for any measurement period is determined by dividing (a) the sum of the average monthly number of customers for the measurement period by (b) the number of months in such period. Average monthly number of customers for any month represents the sum of the number of customers on the first day of the month and the last day of the month divided by two. The following table reconciles total revenues used in the calculation of ARPU to service revenues, which we consider to be the most directly comparable GAAP financial measure to ARPU.

	Three Months Ended March 31,
	2012	2011
	(in thousands, except average number of customers and ARPU)
Calculation of Average Revenue Per User (ARPU):
Service revenues	$1,158,779	$1,050,217
Less: Pass through charges	(16,504)	(21,275)
Net service revenues	$1,142,275	$1,028,942
Divided by: Average number of customers	9,388,465	8,485,035
ARPU	$40.56	$40.42

CPGA - The Company utilizes CPGA to assess the efficiency of its distribution strategy, validate the initial capital invested in its customers and determine the number of months to recover its customer acquisition costs. This measure also allows management to compare the Company's average acquisition costs per new customer to those of other wireless broadband mobile providers, although other providers may calculate this measure differently. Equipment revenues related to new customers are deducted from selling expenses in this calculation as they represent amounts paid by customers at the time their service is activated that reduce the Company's acquisition cost of those customers. Additionally, equipment costs associated with existing customers, net of related revenues, are excluded as this measure is intended to reflect only the acquisition costs related to new customers. The following table reconciles total costs used in the calculation of CPGA to selling expenses, which the Company considers to be the most directly comparable GAAP financial measure to CPGA.

	Three Months Ended March 31,
	2012	2011
	(in thousands, except gross customer additions and CPGA)
Calculation of Cost Per Gross Addition (CPGA):
Selling expenses	$95,541	$91,863
Less: Equipment revenues	(117,811)	(144,160)
Add: Equipment revenue not associated with new customers	94,069	75,234
Add: Cost of equipment	458,864	409,262
Less: Equipment costs not associated with new customers	(294,829)	(192,202)
Gross addition expenses	$235,834	$239,997
Divided by: Gross customer additions	1,001,636	1,525,880
CPGA	$235.45	$157.28

CPU - The Company utilizes CPU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in the Company's business operations affect non-selling cash costs per customer. In addition, CPU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless broadband mobile providers. The Company believes investors use CPU primarily as a tool to track changes in the Company's non-selling cash costs over time and to compare the Company's non-selling cash costs to those of other wireless broadband mobile providers, although other providers may calculate this measure differently. The following table reconciles total costs used in the calculation of CPU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CPU.

	Three Months Ended March 31,
	2012	2011
	(in thousands, except average number of customers and CPU)
Calculation of Cost Per User (CPU):
Cost of service	$388,927	$341,417
Add: General and administrative expense	81,052	77,908
Add: Net loss on equipment transactions unrelated to initial customer acquisition	200,760	116,968
Less: Stock-based compensation expense included in cost of service and general and administrative expense	(10,156)	(11,284)
Less: Pass through charges	(16,504)	(21,275)
Total costs used in the calculation of CPU	$644,079	$503,734
Divided by: Average number of customers	9,388,465	8,485,035
CPU	$22.87	$19.79

Adjusted EBITDA - The Company utilizes Adjusted EBITDA to monitor the financial performance of its operations. This measurement, together with GAAP measures such as revenue and income from operations, assists management in its decision-making process related to the operations of the company's business. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for income from operations, net income, or any other measure of financial performance reported in accordance with GAAP. In addition, other wireless carriers may calculate this measure differently.

The Company believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate its overall operating performance and that this metric facilitates the comparisons with other wireless communications companies. The Company uses Adjusted EBITDA internally as a metric to evaluate and compensate its personnel and management for their performance, and as a benchmark to evaluate its operating performance in comparison to its competitors. Management also uses Adjusted EBITDA to measure, from period-to-period, the company's ability to provide cash flows to meet future debt services, capital expenditures and working capital requirements and fund future growth.

The following tables illustrate the calculation of Adjusted EBITDA and reconcile Adjusted EBITDA to net income and cash flows from operating activities, which we consider to be the most directly comparable GAAP financial measures to Adjusted EBITDA.

	Three Months Ended March 31,
	2012	2011
	(in thousands)
Calculation of Adjusted EBITDA:
Net income	$21,004	$56,378
Adjustments:
Depreciation and amortization	152,819	128,695
Loss (gain) on disposal of assets	1,120	(105)
Stock-based compensation expense	10,156	11,284
Interest expense	70,083	56,561
Interest income	(375)	(515)
Other (income) expense, net	(103)	(255)
Provision for income taxes	7,658	33,168
Adjusted EBITDA	$262,362	$285,211

	Three Months Ended March 31,
	2012	2011
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA:
Net cash provided by operating activities	$136,904	$138,313
Adjustments:
Interest expense	70,083	56,561
Non-cash interest expense	(1,831)	(1,993)
Interest income	(375)	(515)
Other (income) expense, net	(103)	(255)
Recovery of (provision for) uncollectible accounts receivable	107	(166)
Deferred rent expense	(4,792)	(4,094)
Cost of abandoned cell sites	(423)	(56)
Gain on sale and maturity of investments	37	168
Accretion of asset retirement obligations	(1,588)	(1,313)
Provision for income taxes	7,658	33,168
Deferred income taxes	(14,357)	(32,257)
Changes in working capital	71,042	97,650
Adjusted EBITDA	$262,362	$285,211